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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 14, 2006

DRAVCO MINING INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50664	88-474904
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

580 Hornby Street
Suite 210
Vancouver, British Columbia
Canada V6C 3B6
(Address of principal executive offices and Zip Code)

(604) 687-6991
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 9.01	Financial Statements and Exhibits

SIGNATURES

EXHIBIT 99.1

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 14, 2006, we entered into a Letter of Intent with Pyro Pharmaceuticals, Inc. whereby we agreed to complete an Agreement and Plan of Merger and Reorganization (the "Definite Agreement") to acquire 100% of the outstanding equity securities of Pyro Pharmaceuticals, Inc. subject to us:

        1.       Issuing 10,000,000 restricted shares of common stock to the shareholders of Pyro Pharmaceuticals on a pro-rata basis of the shares held in the Pyro Pharmaceuticals.

        2.       Canceling the 10,000,000 restricted shares of common stock currently held by Rodney Lozinski, our current President and director.

        3.       Completing a private placement of not less than $3,000,000 at a price of not less than $0.75 per share.

        4.       Replacing our board of directors with individuals designated by Pyro Pharmaceuticals, Inc.

The Definitive Agreement is subject to Pyro Pharmaceuticals, Inc. ("Pyro") providing us with the following:

        1.       Confirmation of 100% of the shareholders of Pyro approving and participating in the transaction.

        2.       Financial statements as required by Item 310 of Regulation SB of the United States Securities and Exchange Commission ("SEC') in order to permit us to make the SEC filings required in respect of the purchase and sale of the shares.

The parties' objective is to sign and close the Definitive Agreement on or about January 31, 2007, unless mutually agreed to in writing by all parties.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits
99.1	Press Release issued December 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 19th day of December 2006.

DRAVCO MINING INC.

BY:	RODNEY LOZINSKI
Rodney Lozinski, president, principal executive officer, and sole member of the board of directors